Exhibit 16.1

New York Office 7 Penn Plaza, Suite 830 New York, NY 10001 T 212.279.7900

August 16, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by EZGO Technologies Ltd. in its Form 6-K dated August 16, 2021. We agree with the statements concerning our Firm in the Form 6-K; we are not in a position to agree or disagree with other statements of EZGO Technologies Ltd. contained therein.

Very truly yours,

/s/ Marcum Bernstein & Pinchuk llp

Marcum Bernstein & Pinchuk llp